SECOND AMENDMENT TO ENTERPRISE FINANCIAL SERVICES CORP
EXECUTIVE EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT, is made by and between Keene S. Turner (the “Executive”) and ENTERPRISE FINANCIAL SERVICES CORP, a Delaware corporation (the “Company”) effective as of October 29, 2015 (the “Effective Date”).

WHEREAS, the Company and Executive entered into an Executive Employment Agreement dated effective as of September 13, 2013, as amended by the First Amendment to Executive Employment Agreement, dated February 27, 2015 (as so amended, the “Original Agreement”); and

WHEREAS, Company and Executive have mutually agreed to amend the Original Agreement;

NOW, THEREFORE, the Original Agreement is amended and restated effective as follows:

1.    Section 5.3(b) of the Original Agreement is hereby amended to read as follows:

5.3    Termination Upon a Change in Control.

(b)    Any payments and benefits set forth in Section 5.3(a) shall be subject to and conditioned upon Executive’s compliance with the terms, provisions and conditions contained in this Agreement in Sections 8, 9 and 10 and shall be subject to and conditioned upon Executive’s execution and expiration of the rescission period (if applicable) of a Release within sixty (60) days after Executive’s Separation from Service. For purposes of clarification, such sixty (60) day period may extend past the fiscal year in which the Separation of Service occurs provided that if the specified period begins in one taxable year and ends in a second taxable year, the payments and benefits will be made in the second taxable year.

2.    Section 5.4(c) of the Original Agreement is hereby amended to read in its entirety as follows:

5.4    Definitions.

“Change in Control” means a “Change in the Ownership of the Company”, a “Change in Effective Control of the Company”, or a “Change in the Ownership of a Substantial Portion of the Assets of the Company”, all as defined below. To qualify as a “Change in Control”, the occurrence of the event must be objectively determinable and any requirement that any other person, such as a plan administrator or board of directors compensation committee, certify the occurrence of a Change in Control must be strictly ministerial and not involve any discretionary authority.
A “Change in the Ownership of the Company” occurs on the date that any one person, or more than one person acting as a group acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the corporation, the acquisition of additional stock by the same person or persons is not considered to cause a “Change in the Ownership of the Company”. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This definition applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction. Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.
A “Change in the Effective Control of the Company” occurs only on the date that either-
(1)    Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Corporation possessing 30 percent or more of the total voting power of the stock of such corporation; or
(2)    A majority of members of the Corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Corporation’s board of directors prior to the date of the appointment or election.
Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.
A “Change in the Ownership of a Substantial Portion of the Assets of the Company” occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Persons will not be considered to be acting as a group solely because they purchase assets of the same corporation at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the corporation. If a person, including an entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.
Notwithstanding the foregoing, a Change in Control shall not occur unless such transaction constitutes a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets under Section 409A of the Code.
3.    Except as expressly amended pursuant to this Second Amendment, the Original Agreement shall continue in full force and effect without modification.

4.    Capitalized terms not defined herein shall have the meaning given them in the Original Agreement unless the context clearly and unambiguously requires otherwise.

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment on the Effective Date.
ENTERPRISE FINANCIAL SERVICES CORP

By: /s/ Peter F. Benoist
Name: Peter F. Benoist
Title: President & CEO

EXECUTIVE:

/s/ Keene S. Turner
Keene S. Turner